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                                                                    EXHIBIT 99.0

           LAUNCH MEDIA COMPLETES ITS ACQUISITION OF THE WARPED TOUR


SANTA MONICA, CA (September 7, 2000) - LAUNCH Media, Inc. (Nasdaq: LAUN) announced today the completion of its acquisition of the popular concert series, The Warped Tour. The primarily stock transaction was initially announced in June and involves Creative Artist Agency, 4 fini inc., the law firm of Codikow, Carrol, Guido & Groffman and Vans, Inc. LAUNCH will be filing Form 8-K in conjunction with the finalized deal.

"After a very successful summer 2000 tour, the closing on this acquisition is an important milestone for LAUNCH," said Bob Roback, President of LAUNCH. "Our team efforts will focus on putting together another stellar line-up for next year, selling key sponsorships and generating increased ticket sales to ensure the tour's continued success."

The Warped Tour blends a cross section of great music from chart-topping and emerging artists with the skate/surf culture and extreme sports.

ABOUT CAA
Founded in 1975, Creative Artists Agency represents many of the most creative and successful artists in film, television and music. CAA also provides a range of strategic consulting services to corporate clients. In September 1999, CAA established a partnership with New York based Shepardson, Stern and Kaminsky (SS+K), a communications consulting and advertising agency.

ABOUT 4 FINI INC.
4 fini inc. is a full service production company. 4 fini inc. was started by music industry leader Kevin Lyman. Kevin comes from an extensive background working with internationally known bands like Jane's Addiction, Stone Temple Pilots, Nine Inch Nails and is experienced in numerous entertainment industry jobs including booking, tour pre-production, production management, band management, record label owner, tour originator and industry consultant.

ABOUT CODIKOW, CARROLL, GUIDO & GROFFMAN ("CCGG")
CCGG have offices in Los Angeles and New York and represent prominent clients in music and music related technology industries. CCGG provides a wide range of legal and consulting services for recording artists, producers, songwriters, record labels, and entertainment related technology companies.

ABOUT VANS, INC.
Vans, Inc. is a leading branded sports and lifestyle company for the youth market. Vans reaches its 10 to 24 year-old target consumers through the sponsorship of Core Sports,(TM) such as skateboarding, snowboarding, surfing and wakeboarding, and through major entertainment events and venues, such as the VANS Triple Crown(TM) Series, the VANS Warped Tour,(TM) the VANS World Amateur Skateboarding Championships, the world's largest VANS skateparks, and the VANS High Cascade Snowboard Camp,(TM) located on Mt. Hood. The Company operates 137 retail stores in the U.S. and Europe, and designs, markets and distributes active-casual footwear, clothing and accessories, performance footwear for Core Sports,(TM) snowboard boots, step-in snowboard boot bindings, and outerwear worldwide. Vans' Internet address is www.vans.com.

ABOUT LAUNCH
Headquartered in Santa Monica, California, LAUNCH Media, Inc. (Nasdaq: LAUN) is a media company dedicated to creating the premier Internet music site, LAUNCH.com, by providing music fans with the broadest array of music and music-related editorial content. LAUNCH.com houses the Web's largest music video collection, available streamed on-demand or in pre-programmed channel formats. Additionally, LAUNCH.com offers music customization with LAUNCHcast, an intelligent music service that enables members to design their own streaming music station with high quality audio or video. LAUNCH is engaged in strategic relationships with Sony Music, EMI Music, Warner Music Group, AOL, Microsoft, NBCi, Intel, RealNetworks, NetZero, Yahoo!, Yahoo! Japan, SOFTBANK Ventures, Tokyo Broadcasting System and others.


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This announcement contains forward-looking statements that involve risks and uncertainties including, among others, LAUNCH Media, Inc., operating history, anticipated loss, the unpredictability of its future revenues, competition, risks associated with management of potential growth, and risks of new business areas, international expansion, business combinations, and strategic alliances. Actual results could differ materially from those discussed. More information about factors that potentially could affect LAUNCH's financial results are included in the Company's filings with the Securities and Exchange Commission, including its Form 10-K filed March 30, 2000, as amended, each available online at http://www.sec.gov. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements

                                       CONTACTS:

Charlene English, Media
LAUNCH
(310) 526-4340
charlenee@launch.com

Elisa Mailman, Investor Relations
LAUNCH
(212) 833-4712
elisam@launch.com